Form N-SAR
Item 77 I
Terms of New or Amended Securities
The RBB Fund, Inc.


	The Company incorporates herein by reference Articles of Amendment of Registrant for Class VVV and Class EEEE shares of the Robeco WPG 130/30 Large Cap Core Equity Fund, filed as exhibit (a)(52) to the Registrant's Post-Effective Amendment No. 116 filed electronically with the SEC on September 4, 2007. (Accession No. 0001193125-07-194943).

	The RBB Fund, Inc. (the "Company") has issued additional classes of shares of beneficial interest and classified such shares as Class NNNN and Class OOOO representing interests in the Bear Stearns Multifactor
130/30 US Core Equity Fund. Each share of the class of beneficial interest mentioned in the preceding sentence has the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set for the Company's Articles of Incorporation.
	The Company incorporates herein by reference Articles Supplementary of Registrant for Class NNNN and Class OOOO shares of the Bear Stearns Multifactor 130/30 US Core
Equity Fund, filed as exhibit (a)(53) to the Registrant's Post-Effective Amendment No. 123 filed electronically with the SEC on December 17, 2007. (Accession No. 0001193125-07-266603).

	The Company incorporates herein by reference Articles of Amendment of Registrant for Class AAAA shares of the Bear Stearns Ultra Short Income Fund f/k/a Bear Stearns
Enhanced Income Fund, filed as exhibit (a)(54) to the Registrant's Post-Effective Amendment No. 124 filed electronically with the SEC on December 28, 2007.
(Accession No. 0001193125-07-272998).